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                                                                       FORM 10-Q
                                                                      EXHIBIT 11


                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


         Net income per share is computed based on the weighted-average number of shares outstanding, including the dilutive effect of stock options, as follows:






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                                                                  Three Months Ended                   Nine Months Ended
                                                                      September 30,                        September 30,
(in thousands, except per share amounts)                          1998             1997               1998             1997
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
NUMERATOR:
Numerator for basic and dilutive earnings per share --
net income (loss) available to common shareholders             $ 14,589           $(4,951)       $41,794            $17,253
                                                               ========           =======        =======            =======
DENOMINATOR:
Denominator for basic earnings per share --
weighted-average shares                                          28,164            27,896         28,138             27,834
Effect of dilutive securities -- potential conversion of
employee stock options                                              590              ---             629                505
                                                               --------           -------        -------            -------
Denominator for diluted earnings per share -- adjusted
weighted-average shares and assumed conversions                  28,754            27,896         28,767             28,339
                                                               ========           =======        =======            =======
  BASIC EARNINGS PER SHARE                                     $   0.52           $ (0.18)       $  1.49            $  0.62
                                                               ========           =======        =======            =======
  DILUTED EARNINGS PER SHARE                                   $   0.50           $ (0.18)       $  1.45            $  0.61
                                                               ========           =======        =======            =======

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